UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2012

Cornerstone Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 678-6611

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 26, 2012, Cornerstone Therapeutics Inc. (the “Company”), through its wholly owned subsidiary, Stone Acquisition Sub, Inc. (the “Merger Sub”), consummated its acquisition of EKR Holdings, Inc. (“EKR”), pursuant to an Agreement and Plan of Merger by and among the Company, the Merger Sub, EKR and EKR Therapeutics, Inc., a wholly owned subsidiary of EKR, dated May 14, 2012, as amended on June 26, 2012 (as amended, the “Merger Agreement”). Under the terms and subject to the conditions of the Merger Agreement, the Merger Sub merged with and into EKR, with EKR remaining as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, the Company paid Merger consideration at closing of approximately $126.4 million (the “Closing Merger Consideration”). The Closing Merger Consideration included a closing cash purchase price of $125 million and approximately $1.4 million for estimated incremental closing Adjusted Net Working Capital (as defined in the Merger Agreement). The Closing Merger Consideration is subject to further adjustment once Adjusted Net Working Capital and other amounts are finalized post-closing. In addition, the Company may be required to make additional contingent payments of up to $25 million upon the achievement of certain milestones related to regulatory approval of a new active ingredient supplier for EKR’s Retavase® product and net sales of Retavase during approximately the first three years following commercial relaunch of Retavase (collectively with the Closing Merger Consideration, the “Merger Consideration”).

In connection with the closing, approximately $14 million of the Closing Merger Consideration otherwise payable to EKR equity holders was deposited in a third-party escrow account to secure certain indemnification and related obligations of those equity holders. In addition, approximately $9.5 million of the Closing Merger Consideration was deposited in a Stockholder Representative Expense Fund to cover special indemnity and related matters and funding of continued health insurance coverage for terminated EKR employees, each as specified in the Merger Agreement, and expenses that may be incurred by the stockholder representative in performing its duties under the Merger Agreement.

Pursuant to the Merger Agreement, each share of EKR common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding at the closing of the Merger was converted into a right to receive a cash portion of the Merger Consideration in an amount determined in accordance with the Merger Agreement. Each stock option outstanding and unexercised at the closing of the Merger became vested and was cancelled and converted into the right to receive an amount equal to the excess of the Merger Consideration payable with respect to a share of common stock minus the per share exercise price of such option prior to cancellation.

As discussed in further detail under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below, the Company borrowed a portion of the funds for the Merger Consideration from Chiesi Farmaceutici S.p.A. (“Chiesi”), the beneficial owner of a majority of the Company’s outstanding common stock. Such disclosure is incorporated by reference into this Item 2.01.

The Merger Agreement originally filed on the Company’s Form 8-K dated May 14, 2012 is incorporated herein by reference as Exhibit 2.1 of this Current Report on Form 8-K (this “Report), and Amendment No. 1 to the Merger Agreement is attached hereto as Exhibit 2.2. The Company refers you to such exhibits for the complete terms of the Merger Agreement, which are incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 21, 2012, the Company entered into a senior secured term loan facility (the “Facility”) with Chiesi, a related party, pursuant to a credit agreement (the “Credit Agreement”) between the Company and Chiesi executed on June 21, 2012. The Facility is comprised of (i) a five-year Term Loan A of $60 million at 7.5% interest per annum and (ii) a five-year Term Loan B of $30 million at 6.5% per annum. Principal amounts outstanding under Term Loan B may be converted into common stock of the Company at $7.098 per share at Chiesi’s option at any time during the 24 months following the closing of the Facility (the “Conversion Option”).

All outstanding principal and accrued but unpaid interest under the Facility is due and payable in full on June 23, 2017 (the “Maturity Date”). The Company may voluntarily prepay the Facility in principal amounts of at least $5 million or, if less, in an amount equal to the entire principal amount outstanding. The Company is required to prepay all or a portion of the Facility under the following conditions: (i) if the Company’s ratio of consolidated secured debt to Consolidated EBITDA (as defined in the Credit Agreement) is at least 2 to 1 for any fiscal year ending on or after December 31, 2013, by using 50% of the Company’s Consolidated Excess Cash (as defined in the Credit Agreement), or (ii) if the Company undertakes certain asset sales or sales of capital stock and does not reinvest the proceeds according to the terms of the Credit Agreement. In addition, the Company is required to repay the principal amount of Term Loan A in quarterly installments of $3,500,000 commencing on the fiscal quarter ending December 31, 2014, with the balance to be paid on the Maturity Date as set forth above.

The Facility contains customary representations, covenants and events of default. Upon an Event of Default (as defined in the Credit Agreement), (i) the interest rates for Term Loan A and Term Loan B will each increase by 2% and (ii) Chiesi may declare all outstanding principal and accrued but unpaid interest under the Facility to be immediately due and payable. In addition, the Company is subject to covenants restricting or limiting certain corporate activities, dividends and other restricted payments, transactions with affiliates, incurrence of debt (which debt limit expressly permits, among other things, a secured working capital facility of up to $25 million), liens on properties and asset dispositions.

The proceeds of the Facility were used, together with cash on hand of the Company, to finance the Merger Consideration and the fees and expenses incurred by the Company in connection with the Merger. All obligations under the Facility are guaranteed by the Company’s domestic subsidiaries, and are secured by a security interest in substantially all of the assets of the Company and its domestic subsidiaries. Under the Credit Agreement, Chiesi is the administrative agent and collateral agent in respect of the Facility.

As disclosed in the Company’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 23, 2012 (the “Proxy Statement”), as of April 5, 2012, Chiesi was the beneficial owner of approximately 60% of the Company’s outstanding common stock. Following the closing of the Facility and the grant of the Conversion Option by the Company to Chiesi, Chiesi is the beneficial owner of approximately 65% of the Company’s outstanding common stock. In addition, the Company and certain of its stockholders have entered into a series of transactions and agreements with Chiesi that are described in the Proxy Statement.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Report and the Company refers you to such exhibit for the complete terms of the Credit Agreement, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure relating to the Facility (including the Conversion Option) set forth under Item 2.03 is hereby incorporated by reference into this Item 3.02.

Term Loan B (including the Conversion Option) was offered and sold to Chiesi without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Chiesi is an accredited investor and the transaction did not involve any public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure relating to the restrictions on declaring dividends on the Company’s common stock set forth under Item 2.03 is hereby incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required to be filed as part of this Report will be filed by amendment to this Report as soon as practicable but not later than September 11, 2012.

(b)	Pro forma financial information

The historical pro forma financial information required to be filed as part of this Report will be filed by amendment to this Report as soon as practicable but not later than September 11, 2012.

(d)	Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.

Date: June 27, 2012	By:	/s/ Andrew K. W. Powell
Andrew K. W. Powell Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*	Agreement and Plan of Merger among Cornerstone Therapeutics Inc., Stone Acquisition Sub, Inc., EKR Holdings, Inc., and EKR Therapeutics, Inc. dated May 14, 2012.

2.2	Amendment No. 1, dated June 26, 2012, to Agreement and Plan of Merger among Cornerstone Therapeutics Inc., Stone Acquisition Sub, Inc., EKR Holdings, Inc., and EKR Therapeutics, Inc. dated May 14, 2012.

10.1	Credit Agreement among Cornerstone Therapeutics Inc., Chiesi Farmaceutici S.p.A., as administrative agent and the initial lender, and the other lenders from time to time party thereto dated June 21, 2012.

*	Pursuant to Regulation S-K, Item 601(b)(2), certain schedules to this exhibit have not been filed herewith. A list of omitted schedules is included in the agreement. The Registrant agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

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